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                                                                    EXHIBIT 10.3


                      COLUMBIA/HCA HEALTHCARE CORPORATION
                       2000 INCENTIVE AND RETENTION PLAN


1.  Purpose of Plan.

         This Plan shall be known as the "Columbia/HCA Healthcare Corporation 2000 Incentive and Retention Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in attracting, retaining and incentivizing key employees of Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company") and its subsidiaries, to offer them opportunities to benefit from their efforts to increase the value of the Company and certain of its subsidiaries, to promote their long-term retention and to strengthen further the mutuality of interests between such persons and the Company's stockholders.

2.  Stock Subject to Plan.

         The shares subject to awards under the Plan shall be the authorized common or preferred stock of one or more of the Company's subsidiaries (the "Stock"). Such shares may be either authorized but unissued shares or issued shares which have been reacquired by the issuer. The maximum number of shares which may be issued pursuant to awards under this Plan shall be determined by the Board and/or the Committee from time to time.

3.  Administration of Plan.

         The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to amend the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of the Agreements and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board's determinations on the foregoing matters shall be final and conclusive. The Board may delegate the administration of the Plan to a committee (the "Committee") of two or more non-employee directors of the Company. The members of the Committee shall be appointed by and serve at the pleasure of the Board.

4.  Restricted Stock Awards.

         Awards of Stock may be granted to any officer or employee of the Company or any of its majority owned subsidiaries, at any time or from time to time, and upon such terms and conditions as may be determined by the Board and/or the Committee. The awards shall be evidenced by agreements in such form and containing such terms, conditions or restrictions as the Board and/or the Committee shall from time to time approve.
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5.  Options.

         Awards of options to purchase Stock may be granted to any officer or employee of the Company or any of its majority owned subsidiaries, at any time or from time to time, and upon such terms and conditions as may be determined by the Board and/or the Committee. The awards shall be evidenced by agreements in such form and containing such terms, conditions or restrictions as the Board and/or the Committee shall from time to time approve.

6.  Other Stock-Based Awards.

         Other stock-based awards may be granted to any officer or employee of the Company or any of its majority owned subsidiaries, at any time or from time to time, and upon such terms and conditions as may be determined by the Board and/or the Committee. Other stock-based awards shall be any award not described in Sections 4 and 5 above which is an award payable in, valued in whole or in part with reference to, or otherwise based upon, Stock. Other stock-based awards shall be evidenced by agreements in such form and containing such terms, conditions or restrictions as the Board and/or the Committee shall from time to time approve.

7.  Tax Withholding.

         The Company shall have the right to deduct from any settlement, including the delivery or vesting of shares, made under the Plan any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Stock is used to satisfy tax withholding, such stock shall be valued based on the fair value of such Stock as determined by the Board in its sole discretion when the tax withholding is required to be made.

8.  Amendment or Discontinuance of Plan.

         The Board, in its sole discretion, may amend any provision of the Plan or discontinue the Plan at any time. The above notwithstanding, the Board shall not alter or impair any award theretofore granted under the Plan without the consent of the holder of the award.

9.  Effective Date and Termination of Plan.

         (a)  The Plan was approved by the Board effective as of April 27, 2000.

         (b) Unless the Plan shall have been earlier discontinued, the Plan shall terminate on April 27, 2010. No award may be granted after such termination, but termination of the Plan shall not, without the consent of the holder of the award, alter or impair any rights or obligations under any award theretofore granted.


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